MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                       888 SEVENTH AVENUE
                    NEW YORK, NEW YORK 10106
                            ________

                       TEL: (212) 757-6400
                       FAX: (212) 757-6124







                  INDEPENDENT AUDITOR'S CONSENT





We hereby consent to the use in this Registration Statement of Remote Utilities Network, Inc. on Form SB-2 of our report dated March 23, 2000 relating to the financial statements of Remote Utilities Network, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                         /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants


New York, New York
January 4, 2001